Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal First Quarter 2015 Financial Results

•	Revenue of $168.8 million; diluted EPS of $0.21; adjusted EPS of $0.25

•	myRisk Hereditary Cancer revenue of $53.1 million, up 95 percent sequentially

•	Draft Medicare decision covering Prolaris for low-risk prostate cancer patients

•	CHMP recommends approval of olaparib in ovarian cancer patients with BRCA mutations

•	Company reiterates fiscal year 2015 financial guidance; provides FY2Q15 financial guidance

SALT LAKE CITY, UTAH, Nov. 4, 2014 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal first quarter 2015, provided an update on recent business highlights, provided fiscal 2Q15 financial guidance and reiterated financial guidance for its fiscal year ending June 30, 2015.

Fiscal First Quarter 2015 Financial Highlights

•	Total revenue for the fiscal first quarter was $168.8 million compared to $202.5 million in the same period of the prior year. The 17 percent year-over-year decline in revenues was primarily attributable to the $35 million revenue benefit Myriad received in the fiscal first quarter of 2014 from celebrity publicity, an increase in work-in-progress (WIP) associated with capacity constraints in the myRisk process and incremental share loss due to competition.

•	Molecular diagnostic testing revenue in the fiscal first quarter equaled $164.5 million, a decrease of 15 percent compared the fiscal first quarter of 2014.

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Revenue from Myriad’s hereditary cancer tests totaled $150.6 million in the fiscal first quarter, compared to $188.7 million in the same quarter in the previous year. Hereditary cancer revenue consists of BRACAnalysis® revenue of $73.7 million, Myriad myRisk™ Hereditary Cancer revenue of $53.1 million, BART™ revenue of $12.4 million, and Colaris® and Colaris AP® revenue of $11.4 million. Our Preventive Care market revenue totaled

$69.9 million, compared to $84.7 million in the same period in the prior year. Revenue from our Oncology market was $84.0 million, compared to $108.3 million in the same period in fiscal year 2014.

•	Revenue from our Vectra® DA diagnostic test for rheumatoid arthritis was $10.6 million.

•	Revenue from Myriad’s other molecular diagnostic tests was $3.4 million, compared to $4.3 million in the previous year.

•	Pharmaceutical and clinical service revenue in the fiscal first quarter was $4.3 million compared to $9.5 million in the same period of the prior year. The decline in revenues was primarily due to the timing of research projects with our pharmaceutical company partners.

•	Operating income was $25.9 million in the first quarter, and excluding certain non-cash amortization charges, adjusted operating income was $29.3 million. Adjusted operating income declined 65 percent year-over-year primarily due to the non-recurring positive impact of celebrity publicity on operating income in the first quarter of the prior year, dilution from the recently completed Crescendo acquisition, costs relating to the increase in WIP associated with the myRisk Hereditary Cancer test, costs associated with Prolaris and other new tests for which wider reimbursement has not yet been secured, and some incremental share loss due to competition.

•	Net income was $16.0 million and GAAP diluted earnings per share were $0.21 in the first fiscal quarter. Adjusted net income, excluding certain non-cash charges, was $19.3 million and adjusted earnings per share was $0.25.

•	During the quarter, the Company repurchased 1.2 million shares, or $46 million, of common stock under its stock repurchase program. Fiscal first-quarter diluted weighted average shares outstanding were 76.1 million compared to 81.8 million in the same period last year.

“I believe the exceptional physician demand for myRisk validates our strategy to transition to cancer panel testing. Unfortunately this high demand caused laboratory capacity constraints in the first quarter, which resulted in a short-term negative impact to both our revenues and profitability,” said Peter D. Meldrum, president and chief executive officer of Myriad. “We were pleased with the draft reimbursement coverage decision for Prolaris from Medicare as well as the positive recommendation from the European Medicines Agency’s Committee for Medicinal Products for Human Use (CHMP) for olaparib. We believe products such as Prolaris and Tumor BRACAnalysis CDx™ will further diversify our business and position us for strong revenue growth in the future.”

Recent Business Highlights

•	In October, Palmetto GBA, a Medicare Administrative Contractor (MAC) that assesses molecular diagnostic technologies, issued a draft local coverage determination (LCD) for Prolaris. The draft LCD provides reimbursement for all low and very low risk prostate cancer patients.

•	The National Comprehensive Cancer Network (NCCN) issued prostate cancer guidelines in October that include Prolaris. These guidelines coupled with our extensive clinical validation data should facilitate obtaining private reimbursement coverage for Prolaris.

•	On October 23, 2014, CHMP recommended the approval of olaparib for the treatment of platinum-sensitive relapsed ovarian cancer patients with germline or somatic BRCA mutations. In support of potential European Medicine’s Agency approval of olaparib, Myriad has announced the establishment of its Tumor BRACAnalysis CDx™ testing laboratory in Munich, Germany.

•	Myriad announced that it has signed an expanded companion diagnostic agreement with AbbVie, Inc., a leading global biopharmaceutical company, to use Tumor BRACAnalysis CDx™ in support of AbbVie’s novel PARP inhibitor and a companion diagnostic agreement with Tesaro, a leading biotechnology company, to use Tumor BRACAnalysis CDx in support of Tesaro’s novel PARP inhibitor.

•	Myriad presented data at the 2014 College of American Pathologists annual meeting in Chicago from its first clinical utility study on myPath™ Melanoma. The data showed that the myPath Melanoma test changed treatment recommendations in 35 percent of cases and reduced the rate of indeterminate diagnoses by 76 percent.

•	Myriad announced the publication of its key mutation prevalence data for its myRisk Hereditary Cancer product in the journal Cancer. The study, which looked at 2,158 individuals with a history of breast and ovarian cancer, found that myRisk could increase the detection of cancer-causing mutations by 46 percent.

Fiscal Year 2015 and 2Q15 Financial Guidance

The Company is maintaining its fiscal year 2015 financial guidance and expects total revenue of $800 to $820 million and adjusted diluted earnings per share of $1.90 to $2.00 (diluted EPS of $1.75 to $1.85). Myriad is also providing financial guidance for its second fiscal quarter of 2015. The Company is projecting total revenues for the second fiscal quarter of 2015 of $180 to $185 million and adjusted earnings per share of $0.33 to $0.36 (diluted EPS of $0.30 to $0.33). These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during the conference call it is holding today to discuss its fiscal first quarter 2015 financial results.

Conference Call and Webcast

A conference call will be held today, Tuesday, November 4, 2014, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fiscal first quarter of 2015. The dial-in number for domestic callers is (800) 408-6335. International callers may dial (303) 223-2680. All callers will be asked to reference reservation number 21736626. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call also will be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad’s molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a commitment to improving an individual’s decision making process for monitoring and treating disease. Myriad is focused on strategic directives to introduce new products, including companion diagnostics, as well as expanding internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s strategy to transition to cancer panel testing; laboratory capacity constraints and short-term negative impact to the Company’s revenues and profitability due to the high demand for the Company’s myRisk test; the increase in work-in-progress (WIP) associated with capacity constraints in the myRisk Hereditary Cancer process demand; the continued growth of myRisk Hereditary Cancer revenues; the scope and timing of a final local coverage determination (LCD) for Prolaris; the Company’s companion diagnostic agreements with pharmaceutical partners for the Company’s Tumor BRACAnalysis CDx product; the Company’s belief that its Prolaris and Tumor BRACAnalysis CDx™ products will further diversify the Company’s business and position the Company for strong revenue growth in the future; the approval and commercialization of olaparib in Europe and the operation of a Tumor BRACAnalysis CDx testing laboratory in Germany; the Company’s fiscal year 2015 and second quarter 2015 financial guidance under the caption “Fiscal Year 2015 and 2Q15 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests, including unexpected costs and delays; risks related to changes in the governmental or private insurers reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests and services are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in thousands, except per share amounts)	Three Months Ended
	Sept. 30, 2014	Sept. 30, 2013
Molecular diagnostic testing	$164,507	$192,987
Pharmaceutical and clinical services	4,330	9,480

Total revenue	168,837	202,467

Costs and expenses:
Cost of molecular diagnostic testing	32,797	21,439
Cost of pharmaceutical and clinical services	2,068	4,042
Research and development expense	22,612	16,803
Selling, general, and administrative expense	85,440	77,279

Total costs and expenses	142,917	119,563

Operating income	25,920	82,904

Other income (expense):
Interest income	55	1,362
Other	(98)	(439)

Total other income	(43)	923

Income before income taxes	25,877	83,827

Income tax provision (benefit)	9,895	28,362

Net income	$15,982	$55,465

Earnings per share:
Basic	$0.22	$0.70
Diluted	$0.21	$0.68

Weighted average shares outstanding
Basic	72,763	79,575
Diluted	76,086	81,798

Condensed Consolidated Balance Sheets (Unaudited)

	Sept. 30, 2014	Jun. 30, 2014
(In thousands)
Cash, cash equivalents, and marketable investment securities	$213,683	$270,586
Restricted cash	22,674	—
Trade receivables, net	75,717	81,297
Other receivables	11,244	3,770
Prepaid expenses	9,419	6,921
Inventory	24,775	23,919
Tax receivable	18,698	13,609
Equipment and leasehold improvements, net	43,424	34,594
Other assets	5,000	5,000
Intangibles, net	201,962	205,312
Goodwill	169,181	169,181
Deferred tax assets	13,229	9,625

Total assets	$809,006	$823,814

Accounts payable and accrued liabilities	$66,382	$79,488
Deferred revenue	1,343	1,090
Uncertain tax benefits	24,514	24,238
Deferred tax liabilities	4,617	—
Stockholders’ equity	712,150	718,998

Total liabilities and stockholders’ equity	$809,006	$823,814

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. The Company’s financial measures under GAAP includes ongoing amortization expense related its acquisition of Crescendo Bioscience, Inc. in February 2014 Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of the adjustment:

•	Acquisition — amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets including developed technology and database rights.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures for the Three Months ended September  30, 2014 and 2013

(Unaudited data in thousands, except per share amount)

	Three Months Ended
	Sept. 30, 2014	Sept. 30, 2013
GAAP Cost of molecular diagnostic testing	$32,797	$21,439
GAAP Cost of pharmaceutical and clinical services	2,068	4,042
Acquisition - amortization of intangible assets	—	—

Non-GAAP COGS	$34,865	$25,481

Non-GAAP Gross Margin	79%	87%

GAAP Research and Development	$22,612	$16,803
Acquisition - amortization of intangible assets	(78)	(78)

Non-GAAP R&D	$22,534	$16,725

GAAP Selling, General and Administrative	$85,440	$77,279
Acquisition - amortization of intangible assets	(3,272)	(166)

Non-GAAP SG&A	$82,168	$77,113

GAAP Operating Income	$25,920	$82,904
Acquisition - amortization of intangible assets	3,350	244

Non-GAAP Operating Income	$29,270	$83,148

Non-GAAP Operating Margin	17%	41%

GAAP Net Income	$15,982	$55,465
Acquisition - amortization of intangible assets	3,350	244

Non-GAAP Net Income	$19,332	$55,709

GAAP Diluted EPS	$0.21	$0.68
Non-GAAP Diluted EPS	$0.25	$0.68

Diluted shares outstanding	76,086	81,798

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended
	Sept. 30, 2014	Sept. 30, 2013
GAAP cash flow from operations	$6,981	$90,482

Capital expenditures	(11,502)	(5,265)

Free cash flow	$(4,521)	$85,217

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2015 and Second Quarter Fiscal Year 2015 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2015
Diluted net income per share
GAAP diluted net income per share	$1.75 - $1.85
Acquisition - amortization of intangible assets	0.15

Non-GAAP diluted net income per share	$1.90 - $2.00

Fiscal Second Quarter 2015
Diluted net income per share
GAAP diluted net income per share	$0.30 - $0.33
Acquisition - amortization of intangible assets	0.03

Non-GAAP diluted net income per share	$0.33 - $0.36